                                                                   EXHIBIT 10.43



                           LEASE TERMINATION AGREEMENT



                                 BY AND BETWEEN



                           PARKSIDE TOWERS CO-TENANCY,

                           a Tenancy-in-Common Between


                        GATEWAY PHOENIX ASSOCIATES, L.P.,
                        a California limited partnership

                                       AND

                        5990 SEPULVEDA ASSOCIATES, L.P.,
                        a California limited partnership

                                  ("LANDLORD"),

                                       AND

                       EOP OPERATING LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP

                                     ("EOP")

                                       AND

                              INKTOMI CORPORATION,
                             A DELAWARE CORPORATION

                                   ("TENANT")

EXHIBIT 10.43

                              TABLE OF CONTENTS


                                                                           Page

1.      Capitalized Terms                                                   2

2.      Termination of Lease                                                2

3.      Cash Consideration Amounts                                          3

4.      Note, Participation Interest, and Deeds of Trust                    4

5.      Stock Grant                                                         5

6.      Termination Conditions                                              5

7.      Release                                                             7

8.      Nature of this Agreement                                            8

9.      Invalidity                                                          8

10.     Counterparts                                                        8

11.     Entire Agreement                                                    8

12.     Governing Law                                                       9

13.     Attorneys' Fees                                                     9

14.     Authority to Execute Agreement                                      9

15.     Modifications                                                       9

16.     Further Assurances                                                  9

17.     Notices                                                             9

18.     Effect of Agreement                                                 11


EXHIBITS

        EXHIBIT A     BILL OF SALE

        EXHIBIT B     PROMISSORY NOTE

        EXHIBIT C     NOTE DEED OF TRUST

        EXHIBIT D     PERMITTED TITLE EXCEPTIONS

EXHIBIT 10.43


                           LEASE TERMINATION AGREEMENT


        This LEASE TERMINATION AGREEMENT ("Agreement") is made and entered into as of September 5, 2002, by and between PARKSIDE TOWERS CO-TENANCY, a tenancy in common between GATEWAY PHOENIX ASSOCIATES, L.P., a California limited partnership, and 5990 SEPULVEDA ASSOCIATES, L.P., a California limited partnership ("LANDLORD"), EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("EOP"), and INKTOMI CORPORATION, a Delaware corporation ("TENANT").

                                R E C I T A L S :

        A. Landlord and Tenant entered into that certain First Amended and Restated Lease Agreement (the "OFFICE LEASE"), dated as of March 10, 2000, whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 398,460 rentable square feet of space (collectively the "PREMISES") located in the East Office Building, the West Office Building, and the First Level Office Space (as more particularly defined in the Lease), in the office project located at 1001 East Hillsdale Boulevard, Foster City, California (the "PROJECT").

        B. The Office Lease, as previously amended by that certain First Amendment to First Amended and Restated Lease Agreement (the "FIRST AMENDMENT") dated as of May 31, 2001, is herein referred to as the "LEASE".

        C. Landlord and Tenant desire to enter into this Agreement in order to terminate the Lease and to release one another from their respective obligations thereunder, except as otherwise provided herein. EOP directly or indirectly owns and controls Landlord, and directly or through controlled affiliates may hold some interest in the Project or the Lease, and therefore joins in this Agreement to bind itself as herein provided.

        D. Concurrently herewith, Landlord, EOP and Tenant have entered into that certain Participation and Put Option Agreement (the "PARTICIPATION AGREEMENT").

        E. Concurrently herewith, Tenant has delivered to First American Title Company (the "ESCROW HOLDER") the "Note", the "Note Deed of Trust", the "Bill of Sale," and the "Participation Deed of Trust", as those terms are defined in this Agreement, as required by the terms of this Agreement and the Participation Agreement. The Note Deed of Trust and the Participation Deed of Trust are referred to herein collectively as the "RECORDABLE DOCUMENTS".

        F. Subject to the satisfaction or waiver of the "Termination Conditions," as defined in Section 6.1 below, the Escrow Holder will on or promptly after the "Lease Termination Date," as defined in Section 2 below, cause the Recordable Documents to be recorded in the Official Records of San Mateo County.

                               A G R E E M E N T :

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. CAPITALIZED TERMS. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Agreement.

        2. TERMINATION OF LEASE. The Lease shall terminate and be of no further force or effect effective as of the date of full execution and delivery by Landlord, EOP and Tenant of this Agreement and the satisfaction or waiver of the Termination Conditions (the "LEASE TERMINATION DATE").

               2.1 SURRENDER OF PREMISES. Tenant shall vacate the Premises and surrender and deliver exclusive possession thereof to Landlord on or before the Lease Termination Date. Tenant shall surrender possession of the Premises, and Landlord shall accept such surrender, in the same physical condition as exists on the date of this Agreement, absolutely "AS IS" and "WITH ALL FAULTS." Landlord acknowledges that it constructed the Project, and that Landlord is relying solely on its own investigation, evaluation and analysis of the Premises in connection with this Agreement, save and except for Tenant's express representations, warranties and covenants in this Agreement. Effective on the Lease Termination Date, Tenant relinquishes any claim to ownership or reimbursement with respect to any of the "Base Building Changes", as that term is defined in Section 1 of the First Amendment. Tenant further agrees that, subject to satisfaction or waiver of the Termination Conditions, Landlord shall have the right to retain the two (2) HVAC chillers and associated cooling towers which were purchased for use at the Premises, and are currently stored off-site (the "HVAC CHILLERS"). Tenant will transfer ownership of such HVAC Chillers to Landlord, effective on the Lease Termination Date, by delivery of a bill of sale (the "BILL OF SALE") with respect to the HVAC Chillers, in the form attached hereto as EXHIBIT A, also on an absolute "AS IS" and "WITH ALL FAULTS" basis, with no representation, warranty or covenant except as set forth in this Agreement or the Bill of Sale. Tenant represents to Landlord that as of the Termination Date, there are no storage or other costs outstanding with respect to the HVAC chillers. Landlord shall bear all costs of storing the chillers after the Lease Termination Date, as well as costs of moving and installing the chillers.

               2.2 CONTINUING LIABILITY. Notwithstanding the termination of the Lease and the release of liability pursuant to Section 7 of this Agreement, Tenant shall remain liable, with respect to the period of its tenancy prior to the Lease Termination Date, for the performance of all of its obligations under
Section 10.2 and Section 6.3 of the Lease.

               2.3 REPRESENTATIONS.

                      2.3.1 By Tenant. Tenant represents and warrants to Landlord that (i) Tenant has not heretofore assigned or otherwise transferred any portion of its interest in the Lease, or sublet or granted occupancy rights to any portion of the Premises; (ii) no other person, firm or entity claiming by, through or under Tenant has any right, title or interest in or to the

Lease, the Premises or the claims being released by Tenant under Section 7.1 below; (iii) Tenant has the full right, legal power and actual authority to enter into this Agreement and the "Operative Documents," as defined in Section 11 below, and to terminate Tenant's lease of the Premises; and (iv) as of the date hereof there are no, and as of the Lease Termination Date there shall not be any, mechanic's liens or other liens encumbering all or any portion of the Project by virtue of any act or omission by or on behalf of Tenant.

                      2.3.2 By Landlord. Landlord and EOP each represents and warrants to Tenant that (i) Landlord and EOP have not heretofore assigned or otherwise transferred all or any portion of their interest in the Lease, the Premises or the Project; (ii) no other person, firm or entity claiming by, through or under Landlord or EOP has any right, title or interest in or to the Lease, the Premises, the Project or the claims being released by Landlord and EOP under Section 7.3 below; and (iii) Landlord and EOP have the full right, legal power and actual authority to enter into this Agreement and the Operative Documents and to terminate the Lease.

                      2.3.3 Survival. Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this Section 2.3 shall survive the Lease Termination Date and each shall be liable for any material inaccuracy or breach thereof.

                      2.3.4 BASE RENT; ADDITIONAL RENT. Tenant has previously paid Base Rent, and estimated Operating Costs and Taxes attributable to the month of August, 2002, in the amount of $1,663,855.11 (collectively, the "AUGUST RENT AMOUNTS"). Notwithstanding the fact that the Lease Termination Date occurs after August 1, 2002, the amount of the "Cash Termination Payment", as defined in Section 3.1, below, required to be paid by Tenant, shall be reduced by the amount of the August Rent Amounts.

        3. CASH CONSIDERATION AMOUNTS. The payments and agreements set forth in this Section 3 are referred to herein as the "CASH CONSIDERATION AMOUNTS".

               3.1 TERMINATION PAYMENT. Upon the satisfaction or waiver of all Termination Conditions, excluding, however, any condition requiring the payment called for by this Section 3.1, and excluding the "LC Condition", as that term is defined in Section 6.2(ii), Tenant shall pay to Landlord, in immediately available funds, the amount of $12,000,000.00, as reduced by the August Rent Amounts under Section 2.3.4 above (the "CASH TERMINATION PAYMENT"). The Cash Termination Payment shall be made on or before the Lease Termination Date by bank wire transfer to Landlord's account as follows:


        Bank of America
        Dallas, TX
        Bank ABA Number:  111000012
        Account Name:  EOP Operating Limited Partnership
        Account Number:  3750783137

               3.2 SURRENDER OF CASH SECURITY DEPOSIT. As of the Lease Termination Date, Landlord shall be entitled to retain, without liability to Tenant, and Tenant hereby relinquishes to Landlord the cash portion of the "SECURITY DEPOSIT", in the amount of $1,521,709.00, which Landlord holds in accordance with the terms of Section 4 of the Lease, together with any interest accrued thereon and not paid to Tenant as of the date hereof.

               3.3 ALLOWANCE. As of the Lease Termination Date, Tenant relinquishes any claim to, and Landlord shall have no liability to Tenant with respect to, the undisbursed portions of the "ALLOWANCE" granted to Tenant under
Section 2.3 of Exhibit B to the Lease. Tenant acknowledges that Landlord has previously funded approximately $441,223.00 of the Allowance.

               3.4 LETTER OF CREDIT. Landlord and Tenant hereby acknowledge and agree that, in accordance with the terms of Section 36 of the Lease, Landlord currently holds that certain Irrevocable Standby Letter of Credit No. SVB01IS3483, in the amount of $16,478,291.00 (the "LETTER OF CREDIT"), issued by Silicon Valley Bank (the "LC LENDER"). Landlord shall have the right to draw down upon the entire amount of the Letter of Credit, and on the Lease Termination Date the proceeds of such draw shall become the property of Landlord, and thereafter Tenant shall have no right to any reimbursement of the proceeds of the Letter of Credit. Tenant shall cooperate with Landlord in order to allow Landlord to draw upon the Letter of Credit by confirming to the LC Lender that Landlord has the right to draw on the Letter of Credit, and by taking any other reasonable actions necessary to facilitate the draw on the Letter of Credit. Any costs or fees charged by the LC Lender in connection with the Landlord's draw upon the Letter of Credit shall be paid by Tenant. If Landlord receives the amount being drawn under the Letter of Credit prior to the Lease Termination Date, the same shall be held by Landlord pursuant to the terms of the Lease. If this Agreement is terminated under Section 6.5 below, the disposition of the Letter of Credit proceeds shall be governed exclusively by the Lease.

        4. NOTE, PARTICIPATION INTEREST, AND DEEDS OF TRUST.

               4.1 DELIVERY OF DOCUMENTS. On or before the Lease Termination Date, Tenant shall deliver to Landlord, through the Escrow Holder, the following documents.

                      (i) A properly executed promissory note (the "NOTE"), in the amount of Twenty One Million Five Hundred Thousand Dollars ($21,500,000.00), in the form attached hereto as EXHIBIT B.

                      (ii) The Participation Agreement.

                      (iii) A deed of trust (the "NOTE DEED OF TRUST") in the form attached hereto as EXHIBIT C, securing payment of the Note, executed by and binding on Tenant and properly notarized, which will as of the Lease Termination Date encumber Tenant's fee title in the "Bayside Project", as defined in Section
4.2. below.

                      (iv) A deed of trust (the "PARTICIPATION DEED OF TRUST") in the form attached to the Participation Agreement, executed by and binding on Tenant and properly notarized, which will as of the Lease Termination Date encumber Tenant's fee title in the Bayside Project.

               4.2 BAYSIDE PROJECT. Tenant is the fee simple owner of the property commonly known as Bayside Towers and located at 4000 and 4100 East 3rd Avenue, Foster City, California 94404 (the "BAYSIDE PROJECT"). A legal description of the Bayside Project is attached to or included in the Note Deed of Trust.

               4.3 RECORDATION OF RECORDABLE DOCUMENTS. On the Lease Termination Date, the parties shall instruct the Escrow Holder to record the Recordable Documents, with the Participation Deed of Trust being subject and subordinate to the Note Deed of Trust, and such Recordable Documents being subject only to the title exceptions set forth in the proforma title policy attached hereto as EXHIBIT D (the "PERMITTED TITLE EXCEPTIONS").

        5. STOCK GRANT. Concurrently herewith, Tenant and Landlord have entered into that certain Common Stock Purchase Agreement, and that certain Registration Rights Agreement (collectively, the "SECURITIES PURCHASE AGREEMENT"), pursuant to which Tenant shall agree to immediately grant to Landlord Five Million (5,000,000) shares of Tenant's publicly traded common stock on the terms and conditions of the Securities Purchase Agreement.

        6. TERMINATION CONDITIONS.

               6.1 CONDITIONS APPLICABLE. The conditions set forth in this
Section 6 (individually, a "TERMINATION CONDITION" and collectively, the "TERMINATION CONDITIONS") must be satisfied or waived in order to cause the occurrence of the Lease Termination Date.

               6.2 CONDITIONS BENEFITING LANDLORD. The following Termination Conditions must be satisfied, or waived by Landlord, in order to cause the occurrence of the Lease Termination Date:

                      (i) Landlord must have received the Cash Termination Payment;

                      (ii) The LC Lender must have honored Landlord's draw request and paid the Letter of Credit proceeds to Landlord (the "LC CONDITION");

                      (iii) Tenant must have executed, acknowledged (where required) and delivered to Landlord the Bill of Sale, the Note, the Participation Agreement, the Note Deed of Trust, the Participation Deed of Trust, and the Securities Purchase Agreement;

                      (iv) First American Title Company must be prepared to issue, subject only to Landlord's payment of the premium(s) therefor, one or more Lender's title insurance policies insuring (i) in the amount of $21,500,000 that the Note Deed of Trust encumbers Tenant's fee title in the Bayside Project, subject only to the Permitted Title

Exceptions, and (ii) in the amount of $2,500,000 that the Participation Deed of Trust encumbers Tenant's fee title in the Bayside Project upon the terms and conditions set forth in Exhibit D attached hereto, and subject only to the Note Deed of Trust and the Permitted Exceptions;

                      (v) Tenant must have delivered to Landlord the evidence of corporate authority required under Section 14 below; and

                      (vi) The representations and warranties of Tenant under
Section 2.3.1 above must be true and correct an all material respects as of the Lease Termination Date.

               6.3 CONDITIONS BENEFITING TENANT. The following Termination Conditions must be satisfied, or waived by Tenant, in order to cause the occurrence of the Lease Termination Date:

                      (i) Landlord and/or EOP, as applicable, must have executed and delivered to Tenant the Participation Agreement and the Securities Purchase Agreement;

                      (ii) The representations and warranties of Landlord and EOP under Section 2.3.2 above must be true and correct in all material respects as of the Lease Termination Date.

               6.4 WAIVER. Each party may, upon written notice to the other, waive any Termination Condition which benefits such party.

               6.5 THE LC CONDITION. If, despite the commercially reasonable efforts of Tenant under Section 3.4, above, the LC Condition has not been met on or before the date which is seven (7) business days after the full execution and delivery of this Agreement (the "LC DRAW Date"), Landlord shall have the right, by written notice to Tenant within five (5) business days after the expiration of the foregoing 7-business day period, to elect either (i) to terminate this Agreement by written notice to Tenant of such termination, or (ii) to waive the LC Condition (without waiving Landlord's rights to continue to pursue the draw of the Letter of Credit, and without releasing Tenant's obligations under
Section 3.4, above) and cause the Lease Termination Date to occur. If this Agreement is terminated by Landlord as set forth above, the terms of this Agreement and the Operative Documents likewise shall terminate and be of no further force or effect, Landlord and EOP shall return to Tenant the Cash Termination Payment (not including the August Rent Amounts, and provided that Landlord shall be entitled to retain, in addition to the August Rent Amounts, the amount of $1,663,855.11, which amount shall be credited against Base Rent and estimated Operating Costs and Taxes attributable to the month of September,
2002) if the same has been paid, and any other consideration given under the Operative Documents (including, without limitation, the shares of Tenant's common stock under the Securities Purchase Agreement), and the parties shall be released of all further obligations under this Agreement. If the LC Condition has not been met on or before the LC Draw Date, and if Landlord elects to waive the LC Condition as provided in item (ii), above, then the Note shall be deemed automatically increased by $16,478,291.00, and, thereafter, any amounts received by Landlord from the LC Lender under the Letter of Credit shall serve to reduce the principal balance due under the Note.

        7. RELEASE.

               7.1 TENANT RELEASE. For valuable consideration, and the mutual covenants and agreements contained herein, Tenant, on behalf of itself, and its predecessors, guarantors, successors and assigns, fully and forever releases each of Landlord and EOP, and their respective affiliates, directors, officers, shareholders, employees, agents, attorneys, investment advisors, portfolio managers, trustees, ancillary trustees, beneficiaries and their affiliates, successors and assigns, and their respective partners, shareholders, officers, directors and employees and all persons acting by, through, under or in concert with them, or any of them (collectively "LANDLORD RELEASEE"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which Tenant has as of the Lease Termination Date or may thereafter have against Landlord, EOP or any Landlord Releasee, by reason of, arising out of, based upon or relating to Landlord's and EOP's obligations under the Lease, but excluding any obligations arising under this Agreement or the Operative Documents.

               7.2 TENANT WAIVERS. Tenant hereby certifies that it has read and understood the provisions of California Civil Code, Section 1542 and has consulted or has had the opportunity to consult with its own counsel regarding same. Tenant hereby waives any and all rights under California Civil Code,
Section 1542, which provides as follows:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Tenant additionally hereby waives any rights under the provisions of California Civil Code Section 1950.7, without such waiver constituting an admission that the same would apply in any instance, and Tenant agrees that the terms of such Section shall have no applicability to any of the payments made by Tenant under this Agreement.

               7.3 LANDLORD'S AND EOP'S RELEASE. For valuable consideration, and the mutual covenants and agreements contained herein, Landlord and EOP, on behalf of themselves, and their respective predecessors, successors and assigns, fully and forever releases Tenant, and its affiliates, directors, officers, shareholders, employees, agents, attorneys, investment advisors, portfolio managers, trustees, ancillary trustees, beneficiaries and their affiliates, successors and assigns, and their respective partners, shareholders, officers, directors and employees and all persons acting by, through, under or in concert with them, or any of them (collectively "TENANT RELEASEE"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which Landlord or EOP has as of the Lease Termination Date or may hereafter have against Tenant, or any Tenant Releasee, by reason of, arising out of, based upon or relating to Tenant's obligations under the Lease, but excluding (i) the continuing Lease obligations reserved under Section 2.2 of this Agreement and (ii) any obligations arising under this Agreement or the Operative Documents.

               7.4 LANDLORD AND EOP WAIVER. Landlord and EOP each hereby certifies that it has read and understood the provisions of California Civil Code, Section 1542 and has consulted or has had the opportunity to consult with its own counsel regarding same. Landlord and EOP waive any and all rights under California Civil Code, Section 1542, which provides as follows:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               7.5 CONDITIONS TO RELEASES. The releases set forth in Sections
7.1 and 7.3 above, and the waivers in Sections 7.2 and 7.4 above, are expressly conditioned upon the satisfaction or waiver of all of the Termination Conditions. If this Agreement is terminated as provided in Section 6.5 above, the releases and waivers in this Section 7 shall be null and void as if never made by Landlord, EOP or Tenant.

        8. NATURE OF THIS AGREEMENT. It is expressly understood and agreed by the parties that this Agreement is intended to accomplish the substitution of contractual obligations so that, from and after the Lease Termination Date, all liabilities of the parties under the Lease are extinguished (except as otherwise expressly provided in Section 2.2 above) and the liabilities created by the Operative Documents are substituted in place thereof.

        9. INVALIDITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provisions of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provisions had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

        10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. A facsimile copy of this Agreement is effective as a signed original.

        11. ENTIRE AGREEMENT. This Agreement, the Bill of Sale, the Note, the Note Deed of Trust, the Participation Agreement, the Participation Deed of Trust, and the Securities Purchase Agreement (collectively, the "OPERATIVE DOCUMENTS") constitute and are intended to constitute the entire agreement of the parties hereto concerning the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto except as specifically set forth herein. All prior discussions and negotiations with respect to the subject matter hereof are superseded by this Agreement.

        12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        13. ATTORNEYS' FEES. If any action is brought by either party against the other party to interpret or enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment. For purposes of this Agreement, the term "attorneys' fees" shall mean the reasonable fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

        14. AUTHORITY TO EXECUTE AGREEMENT. Each individual and entity executing this Agreement hereby represents and warrants that he, she or it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf he, she or it is executing this Agreement to the terms hereof. The parties have read and understand this Agreement and have had the opportunity to consult with counsel with respect hereto. Prior to the Lease Termination Date, Tenant shall provide (i) a corporate resolution, properly certified by the secretary of the corporation, specifically authorizing Tenant's execution of this Agreement and the Operative Documents, and Tenant's performance in accordance with the terms thereof, are authorized by action of the corporation's board of directors or its bylaws and (ii) incumbancy certificates for the officers executing this Agreement and the Operative Documents.

        15. MODIFICATIONS. This Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever, except by a writing duly executed by all of the parties affected by such modification or by their authorized representatives. Any modification or waiver of any one provision shall not constitute waiver or modification of any other provision not expressly waived or modified.

        16. FURTHER ASSURANCES. Landlord, EOP and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.

        17. NOTICES. All notices, requests, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("MAIL"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the addresses set forth below, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. If personally delivered, such Notice shall be effective upon delivery. If Notice is sent by telex or fax transmission or other form of electronic transmission, such Notice shall be effective upon transmission (if prior to 6:00 p.m. in the recipient's time zone. If after 6:00 p.m., the Notice shall be effective at 9:00 a.m. on the next business day after such transmission). If mailed, Notice shall be deemed given on the third day after it is deposited in the mail in accordance with the foregoing. Any correctly addressed Notice that is refused, unclaimed or undelivered because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the Notice was refused, unclaimed or considered undeliverable by the postal authorities, messenger, officer of the law or overnight delivery service. Any Notice to or from Landlord, where delivered as herein provided, shall be deemed adequate Notice to or from EOP under this Agreement and all Operatives Documents to which EOP is a party; similarly any Notice to or from EOP shall be adequate Notice to or from Landlord; and any Notice by one such party shall bind the other. As of the date hereof, any Notices must be sent, transmitted, or delivered, as the case may be, to the following addresses:

               Landlord:

               c/o EOP Operating Limited Partnership
               2 North Riverside Plaza
               Suite 2100
               Chicago, IL 60606-2703
               Attention:  Mr. Robert Winter
               Facsimile:  (312) 466-3403

               with copies, at the same address, to

               Chief Legal Counsel
               Facsimile:  (312) 559-5021

               and with additional copies to:

               Allen Matkins Leck Gamble & Mallory LLP
               1901 Avenue of the Stars, Suite 1800
               Los Angeles, California 90067
               Attention:  Anton N. Natsis, Esq.
               Facsimile:  (310) 788-2410

               Tenant:

               Inktomi Corporation
               4100 East Third Avenue
               Foster City, CA 94404
               Attention:  Randy Gottfried
               Facsimile: (650) 653-2801
               with copies, to the same address and facsimile number, to Joseph Eandi, Esq.

               And with additional copies to:


               Crosby, Heafey, Roach & May
               Two Embarcadero Center, Suite 2000
               San Francisco, CA  94111
               Attention:  Charles H. Seaman, Esq.
               Facsimile: (415) 391-8269


        18. EFFECT OF AGREEMENT. The terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto, their respective assignors, officers, directors, agents, heirs, related and affiliated entities, guarantors, assigns and successors in interest of every kind and nature whatsoever, as well as their representatives and attorneys.


                [The rest of this page intentionally left blank]

        IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

"LANDLORD"

PARKSIDE TOWERS CO-TENANCY,
a tenancy in common

GATEWAY PHOENIX ASSOCIATES, L.P.,       5990 SEPULVEDA ASSOCIATES, L.P.,
a California limited partnership        a California limited partnership

By:  Cornerstone Holdings, LLC,         By:  Cornerstone Holdings, LLC, a
     a Delaware limited liability            Delaware limited liability
     company, its general partner            company, its general partner

     By: EOP Operating Limited               By: EOP Operating Limited
         Partnership, a Delaware                 Partnership, a Delaware
         limited partnership, its                limited partnership, its
         sole member                             sole member

         By:  Equity Office Properties           By:  Equity Office Properties
              Trust, a Maryland real                  Trust,a Maryland real
              estate investment trust,                estate investment trust,
              its general partner                     its general partner

              By:          /s/                        By:          /s/
                 ------------------------                -----------------------
                 Robert W. Winter,                       Robert W. Winter,
                 Senior Vice President -                 Senior Vice President -
                 Development Investments                 Development Investments


"EOP"

EOP OPERATING LIMITED PARTNERSHIP,
a Delaware limited partnership,

By:  Equity Office Properties Trust,
     a Maryland real estate investment trust,
     its general partner

     By:                /s/
         -----------------------------------
         Robert W. Winter,
         Senior Vice President -
         Development Investments

"TENANT"

INKTOMI CORPORATION,
a Delaware corporation

By:             /s/  Randy Gottfried
      ------------------------------------

      Its:    Chief Financial Officer
          --------------------------------

                                    EXHIBIT A


                                  BILL OF SALE



For valuable consideration, receipt of which is acknowledged, INKTOMI CORPORATION, a Delaware corporation, grants, sells, transfers and assigns to PARKSIDE TOWERS CO-TENANCY, a tenancy in common between GATEWAY PHOENIX ASSOCIATES, L.P., a California limited partnership, and 5990 SEPULVEDA ASSOCIATES, L.P., a California limited partnership, the two (2) HVAC chiller units and cooling towers identified in Schedule 1 attached hereto and incorporated herein by this reference (the "Equipment").


The undersigned warrants that it holds good title to the Equipment and the right to convey the Equipment. The Equipment is conveyed "as is," "where is," "with all faults" and without any other warranty or representation, express or implied, of any nature or sort, including, without limitation, any warranty of merchantability, fitness of use for a particular purpose, or otherwise.


Dated: September 5, 2002


INKTOMI CORPORATION,


a Delaware corporation


By:       /s/    Randy Gottfried
   --------------------------------------

Its:      Chief Financial Officer
    -------------------------------------

                             SCHEDULE 1 TO EXHIBIT A


                          DESCRIPTION OF THE EQUIPMENT



1.      550-ton York centrifugal chiller and cooling tower.

2.      400-ton York centrifugal chiller and cooling tower.

                                    EXHIBIT B


                                 PROMISSORY NOTE

                    NOTE SECURED BY FIRST LIEN DEED OF TRUST


$21,500,000.00         Foster City, California         Dated:  September 5, 2002



        FOR VALUE RECEIVED, the undersigned INKTOMI CORPORATION, a Delaware corporation ("Maker"), agrees and promises to pay to the order of PARKSIDE TOWERS CO-TENANCY, a tenancy-in-common between GATEWAY PHOENIX ASSOCIATES, L.P., a California limited partnership, and 5990 SEPULVEDA ASSOCIATES, L.P., a California limited partnership (collectively, "Lender"), at such place or places as the Lender or other holder hereof may from time to time designate in writing, the principal sum of Twenty One Million Five Hundred Thousand Dollars ($21,500,000.00). Maker agrees that such principal sum may be increased by $16,478,291.00, to a total initial principal balance of $37,978,291.00, pursuant to the terms of Section 6.5 of that certain "Lease Termination Agreement" among Holder, Maker, and EOP Operating Limited Partnership ("EOP"), dated of even date herewith. Holder hereby agrees that the principal balance of this Note may be reduced by up to $1,125,000.00 (the "In Lieu Deposit Amount") in the event of a default by EOP or its assignee under that certain "Put Purchase Agreement" as defined in that certain "Participation Agreement" among Holder, Maker and EOP, and dated of even date herewith, if the "Buyer", as defined in the Put Purchase Agreement elects not to pay the Deposit. Additionally, in the event such reduction of the principal balance by the In Lieu Deposit Amount occurs, no interest shall be deemed to have accrued on such In Lieu Deposit Amount for the period between the "Agreement Date", as defined in the Put Purchase Agreement, and the date of such reduction.

        Five Million Dollars ($5,000,000.00) of the principal balance hereunder shall be paid to Lender on or before October 1, 2002 (the "Initial Principal Payment"). A final installment covering the entire remaining principal balance and interest accrued thereon shall be due and payable on the date (the "Maturity Date") which is the earlier of (i) January 21, 2003 (provided that if Maker exercises the "Put Option", as provided in the Participation Agreement, such Maturity Date shall be extended to be the date of the Closing of the sale under the Put Purchase Agreement, or the date of termination of the Put Purchase Agreement, subject to the possible further extension of the Maturity Date to June 30, 2003, pursuant to Section 4.5 of the Participation Agreement), and (ii) the date a "Liquidity Event", as that term is defined in the Participation Agreement, occurs.

        If Maker timely makes the Initial Principal Payment, no interest shall be deemed to have accrued on such amount, and no interest shall commence to accrue upon the remaining outstanding principal balance of this Note until January 1, 2003, at which time interest shall commence to accrue on the outstanding principal balance hereof from time to time remaining unpaid until maturity at the rate of six percent (6.00%) per annum (the "Interest Rate").. If Maker fails to make the Initial Principal Payment as set forth herein, the total principal balance of this Note, including the Initial Principal Payment shall be deemed to have retroactively accrued interest from the date of this Note, and shall continue to accrue interest until paid, at the

"Default Rate", defined below, and the entire outstanding principal balance hereof shall, at the election of the Lender or other holder hereof, become immediately due and payable. Notwithstanding the foregoing, with respect to the payment of the Initial Principal Payment only, Lender shall not accelerate the entire outstanding principal balance of this Note unless and until Maker has failed to cure such delinquency by October 8, 2002.

        Maker shall pay accrued interest under this Note, at the Interest Rate or Default Rate as the case may be, in arrears, on or before the first of each month commencing after the date interest begins to accrue hereon. Each payment shall be made by wire transfer payable to Lender and sent to the following account:

        Bank of America
        Dallas, TX
        Bank ABA Number:  111000012
        Account Name:  EOP Operating Limited Partnership
        Account Number:  3750783137

        The principal evidenced hereby may be prepaid in whole or in part at any time without penalty or premium.

        All sums due under this Note and that certain First Lien Leasehold and Fee Deed of Trust With Assignment of Rents and Fixture Filing (the "Deed of Trust") securing same are payable at the place or places as above stated in legal tender of the United States of America current on the dates such sums or payments are respectively due. Any remittances by check or draft shall be credited on the date of receipt subject to the condition that such check or draft may be handled for collection in accordance with the practice of the collecting bank or banks and any receipt issued therefor shall be void unless the amount due is actually received by the Lender or other holder hereof.

        If any installment payment herein provided for, or any part thereof, is not paid when due, each and every such defaulted installment, or part thereof, shall bear simple interest at rate (the "Default Rate") which is the lesser of
(i) of ten percent (10%) per annum in excess of the then current interest rate of this Note, and (ii) the maximum rate permitted by applicable law, from its due date until date of payment.

        During the existence of any default or delinquency under the terms of this Note or under the terms of the Deed of Trust or other instruments given as a security for and which secure this Note, the Lender or other holder hereof is hereby expressly authorized to apply all payments made on this Note to the payment of such part of any delinquency as it may elect.

        If default be made in the payment of the whole or any part of any of the several installments of this Note when due, then, or at any time thereafter during the continuance of any such default, the entire unpaid principal balance of this Note together with any interest accrued thereon, shall, at the election of the Lender or other holder hereof, and without notice of such election and without demand or presentment, become immediately due and payable at the place of payment aforesaid, and the principal balance together with any interest accrued thereon, so accelerated and declared due as aforesaid, shall thereafter bear simple interest at the Default Rate until paid.

        If any default be made as hereinabove set forth, the failure of the Lender or other holder hereof promptly to exercise its right to declare the indebtedness remaining unpaid hereunder to be immediately due and payable or the acceptance of one or more installments from any person thereafter, shall not constitute a waiver of such right while any default continues nor a waiver of such right in connection with any future default.

        The Deed of Trust of even date herewith which secures the obligations of this Note contains provisions which restrict the right to transfer or further encumber the property described in said Deed of Trust.

        Maker hereby waives diligence, demand, presentment for payment, and notice of whatever kind or nature. Without discharging or in any way affecting the liability of the undersigned, the undersigned hereby consents to any and all extensions of this Note as Lender may in its sole discretion grant from time to time, to the release of all or any part of the security for the payment hereof and to the release of any party liable for repayment of the obligations hereunder. If more than one person or entity is executing this Note then all of the obligations herein contained shall be considered the joint and several obligations of each of the undersigned.

        This Note shall be governed by the laws of the State of California, except to the extent that Federal laws may preempt the laws of the State of California.

        In the event that this Note is placed in the hands of an attorney at law for collection after maturity or upon default or in the event that proceedings at law or in equity are instituted in connection herewith, or in the event that this Note is placed in the hands of an attorney at law to enforce any of the rights or the agreements contained herein, Maker shall pay all costs of collecting or attempting to collect this Note or protecting or enforcing such rights, including, without limitation, reasonable attorneys' fees.

        This Note is subject to the limitation that in no event shall interest or any other amount paid or agreed to be paid to Lender for the use, forbearance or detention of money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If fulfillment of any provision hereof shall be deemed by a court of competent and final jurisdiction to violate any applicable usury restrictions then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and any amount received in excess of such limit shall be applied to reduce the unpaid principal balance hereof and not to the payment of interest.

                                     "MAKER"


                                     INKTOMI CORPORATION,
                                     a Delaware corporation


                                     By:         /s/  Randy Gottfried
                                        ----------------------------------------

                                     Its:        Chief Financial Officer
                                         ---------------------------------------

                                    EXHIBIT C


                               NOTE DEED OF TRUST

EXHIBIT 10.43


RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:
ALLEN, MATKINS, LECK, GAMBLE
 & MALLORY
1901 Avenue of the Stars
18th Floor
Los Angeles, California 90067
Attention:  Anton N. Natsis, Esq.


--------------------------------------------------------------------------------
                      (Above Space For Recorder's Use Only)

                          FIRST LIEN DEED OF TRUST WITH
                     ASSIGNMENT OF RENTS AND FIXTURE FILING

        THIS FIRST LIEN DEED OF TRUST ("Deed of Trust") is made as of September 5, 2002, by Inktomi Corporation, a Delaware corporation ("Trustor"), whose address is 4100 East 3rd Avenue, Foster City, California, in favor of First American Title Insurance ("Trustee"), whose address is 135 Main Street, Suite 1200, San Francisco, California 94105, and PARKSIDE TOWERS CO-TENANCY, a tenancy in common between GATEWAY PHOENIX ASSOCIATES, L.P., a California limited partnership, and 5990 SEPULVEDA ASSOCIATES, L.P., a California limited partnership ("Beneficiary"), whose address is set forth in Paragraph 7.14 below.

                                       I.

                                 GRANT IN TRUST

        1.01 Trustor irrevocably grants, conveys, transfers and assigns to Trustee, in trust, with power of sale and right of entry and possession, all right, title and interest which Trustor now has or may hereafter acquire in and to that certain real property (the "Subject Property") located at 4000 and 4100 Third Avenue, Foster City, California, as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all easements and other rights now or hereafter located thereon or appurtenant thereto, all buildings situated on the Subject Property, together with all appurtenances and all other existing or subsequently erected improvements in, under or upon the Subject Property, all development rights or credits and air rights, all fixtures, all additions and accretions thereto, and any greater estate in the Subject Property or any part thereof now owned or hereafter acquired by Trustor. Trustor makes the foregoing grant to Trustee to hold the Subject Property in trust for the benefit of Beneficiary, and for the purpose and upon the terms and conditions hereinafter set forth.

                                       II.

                               ASSIGNMENT OF RENTS

        2.01 Trustor absolutely and irrevocably assigns to Beneficiary the rents, issues, deposits and profits of the Subject Property, together with the immediate and continuing right to collect and receive the same, for the purposes and upon the terms and conditions hereinafter set forth. The foregoing assignment shall not impose upon Beneficiary any duty to produce rents from the Subject Property, and said assignment shall not cause Beneficiary to be a "mortgagee in possession" for any purpose.

                                      III.

                                 FIXTURE FILING

        3.01 This Deed of Trust encumbers, and Trustor hereby grants Beneficiary a security interest in, all personal property of any kind whatsoever, which is now or becomes a "fixture" and which is used or will be used in construction of, or is or will be placed upon or is derived from or used in any connection with the use, occupancy or enjoyment of, the Subject Property. "Fixtures" shall include all articles of personal property, furniture and furnishings which are so related to the Subject Property such that an interest arises in them under the real estate laws of the State of California. To the extent of the existence of personal property encumbered by the Deed of Trust, this Deed of Trust constitutes a security agreement and is intended to create a security interest in such personal property in favor of Beneficiary and to constitute a "fixture filing" in accordance with the provisions of Section 9313 of the Uniform Commercial Code in effect in the State of California. This Deed of Trust shall be self-operative with respect to such personal property, but Trustor agrees to execute and deliver on demand such security agreements, financing statements and other instruments as Beneficiary may request in order to impose the lien hereof more specifically upon any of such property.

                                       IV.

                               OBLIGATIONS SECURED

        Trustor makes the foregoing grant and assignment for the purpose of securing the following obligations which Trustor covenants to pay and perform promptly in accordance with their terms:

        4.01 Payment to Beneficiary of all indebtedness evidenced by and arising under that certain Note Secured by First Lien Deed of Trust (the "Note"), dated as of the date hereof, payable to Beneficiary or its order, in the principal amount of Twenty One Million Five Hundred Thousand Dollars ($21,500,000.00) (which principal amount may be increased by $16,478,291.00 to a total of $37,978,291.00 pursuant to the terms of the Note), which Note is incorporated herein by this reference, together with interest thereon, and any modifications, extensions or renewals thereof (including, but without limitation (i) modifications of the required principal and/or interest payment dates, deferring or accelerating said payment dates in whole or in part, and/or (ii) modifications, extensions or renewals at a different rate of interest), whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes;

        4.02 Payment to Beneficiary of all indebtedness or such further sums and/or performance of such further obligations as Trustor may undertake to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, its successors or assigns, when said borrowings and/or obligations are evidenced by a writing or writings reciting that they are so secured; and

        4.03 Performance of each agreement of Trustor herein contained or contained in the Note, and the payment of each fee, cost and expense by Trustor as herein set forth.

        TO PROTECT THE SECURITY OF THIS DEED OF TRUST, THE PARTIES AGREE AS
FOLLOWS:

                                       V.

                        RIGHTS AND DUTIES OF THE PARTIES.

        5.01 Warranties by Trustor. Trustor is a corporation duly organized and existing under the laws of the State of Delaware and qualified to do business in the State of California. Trustor warrants that Trustor is the lawful owner of the Subject Property in fee simple, without limitation on its right to encumber.

        5.02 Taxes and Assessments. Trustor shall pay or cause to be paid prior to delinquency all real property taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Subject Property, any part thereof or interest therein. Trustor shall also pay when due all real property taxes, assessments, levies and charges imposed by any public authority upon Beneficiary by reason of its interest in the Subject Property created hereby; provided, however, that Trustor shall have no obligation to pay or discharge taxes which may be imposed from time to time upon Beneficiary and which are measured by and imposed upon Beneficiary's net income. Upon written request of Beneficiary, Trustor shall provide Beneficiary with evidence of such payment. Trustor shall have the right to contest in good faith any such real property taxes, assessments, levies or charges provided that it does so diligently and without prejudice to Beneficiary.

        As used herein, the term "real property taxes" shall include any form of assessment, possessory interest tax, license fee, license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Trustor in the Subject Property, including, but not limited to, the following:

        (a) Any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax. It is the intention of Trustor and Beneficiary that all such new and increased assessments, taxes, fees, levies and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of real property taxes for the purposes of this Deed of Trust;

        (b) Any assessment, tax, fee, levy or charge allocable to the operation of or measured by the area of the Subject Property, including, without limitation, any gross income tax or excise tax levied in lieu of real property taxes by the state, city or federal government, or any political subdivision thereof, with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy of the Subject Property, or any portion thereof; and

        (c) Any assessment, tax, fee, levy or charge upon this transaction or any document creating or transferring any interest or an estate in the Subject Property.

        5.03 Impounds for Insurance Premiums and Taxes. After the occurrence of an Event of Default, at Beneficiary's option, Trustor shall pay to Beneficiary monthly, on or before the fifth (5th) date of each month, 1/12 of such amount as Beneficiary from time to time estimates will be required to pay all taxes required to be paid by Paragraph 5.02 and insurance premiums for insurance required by Paragraph 5.04. Beneficiary's estimates shall be based on the amounts actually payable or, if unknown, on the amounts actually paid for the year preceding that for which such payments are being made. Any deficiencies shall be promptly paid by Trustor to Beneficiary on demand. Trustor shall transmit bills for the taxes and insurance premiums as soon as received. When Beneficiary has received from Trustor or on its account funds sufficient to pay the same, Beneficiary shall pay such bills. If the amount paid by Trustor in any year exceeds the aggregate required, such excess shall be applied to impound payments for the succeeding year. Beneficiary shall not be a trustee of funds in said account and may commingle such funds with its general assets without any obligation to pay interest thereon or account for any earnings, income or interest on such funds.

        5.04 Insurance. Trustor shall at all times provide, maintain and keep in force (i) commercial general public liability in the amount of at least $5,000,000.00 and property damage coverage with a broad form coverage endorsement and also breach of warranty coverage; (ii) protection against fire, "extended coverage" and other "all risk" perils, including earthquake, and, if the improvements are located in a flood hazard area, flood insurance on the improvements, all in an amount equal to the full replacement value of all real and personal property and improvements as determined by Beneficiary; (iii) rent loss insurance in the amount of gross pro forma income for twelve (12) months;
(iv) insurance against loss or damage from leakage of sprinkler systems, air conditioning equipment or other equipment now or hereafter installed in or on the Subject Property; (v) during the course of any construction of or repairs to the improvements or personal property, builders course of construction and completed value insuring each name insured against "all risks of physical loss" and worker's compensation insurance and any other employee benefit insurance required by law, for all employees of Trustor engaged on or with respect to the Subject Property in such amount as is reasonably satisfactory to Beneficiary, or if such limits are established by law, in such amounts; and (vi) such other insurance as Beneficiary may reasonably require insuring against loss which at the time is commonly insured against and generally available at commercially reasonable rates in the case of premises similarly situated, with due regard being given to the height and type of improvements, the personal property and the location, construction, use and occupancy thereof.

        5.05 Terms of Insurance. All policies of insurance required by the terms of this Deed of Trust, or otherwise carried by Trustor and applicable to the Property (except the employee benefit and public liability insurance which shall name Beneficiary as an additional insured) shall contain a lender's loss payable endorsement for the benefit of Beneficiary, which shall provide that (i) all insurance proceeds shall be paid to Beneficiary and Beneficiary shall be authorized and empowered by Trustor to settle, adjust or compromise any claims for loss, damage or destruction under such policies of insurance, (ii) any loss covered by such insurance shall be payable by the insurer in accordance with the terms of such policy notwithstanding any act or negligence of Trustor, its agents or employees, the named insured, or any owner, tenant, or occupant of the Subject Property which might otherwise result in forfeiture of said insurance, (iii) the insurer waives all rights of setoff, counterclaim or deduction against Trustor, and (iv) should legal title to and beneficial ownership of the Subject Property become vested in Beneficiary, the insurance provided by such policies shall continue for the term thereof for the benefit of Beneficiary. All required insurance shall provide (i) a waiver of subrogation endorsement in a form satisfactory to Beneficiary; (ii) the insurance afforded all parties named as insured shall be primary insurance and shall not participate with, nor be in excess over, any other valid and collectible insurance available to Beneficiary; (iii) any other insurance obtained by any named insured shall not be called upon to contribute until the limits of the policies required hereunder are exhausted; (iv) the insurance required hereunder cannot be cancelled or materially amended or altered without at least thirty (30) days prior written notice to Beneficiary; and (v) the insurer shall notify Beneficiary, within thirty (30) days prior to the expiration of any policy, of Trustor's failure to renew such policy; and (vi) with respect to the fire and "extended coverage" insurance, a replacement cost endorsement, an agreed amount endorsement, and an inflation guard endorsement, all in a form satisfactory to Beneficiary. All insurance required hereunder shall be issued by companies approved in advance by Beneficiary and rated at least A-VIII by a current Best's Insurance Guide, and such insurance shall be in the form and on terms (including but not limited to deductibles, self-insured retentions, or similar provisions) reasonably approved in advance by Beneficiary.

        5.06 Delivery of Policies, Payment of Premiums. Trustor shall furnish Beneficiary with a certificate of insurance evidencing the insurance required hereunder and naming Beneficiary as additional insured. If Trustor elects to provide any of the required insurance through blanket policies carried by Trustor and covering more than one location, then Trustor shall furnish Beneficiary with a certificate of insurance for each such policy setting forth the coverage, the limits of liability, the aggregate amount of all claims paid under said policy, the nature of the carrier, the policy number, and the expiration date. At least thirty (30) days prior to the expiration of each required insurance policy (without regard to any grace period for nonpayment of premium), Trustor shall furnish Beneficiary with evidence satisfactory to Beneficiary of the payment of the premium and the reissuance of a policy continuing in force without lapse or reduction in coverage.

        5.07 Insurance Proceeds. Trustor hereby agrees that after the happening of any casualty to the Subject Property or any part thereof, Trustor shall give prompt written notice thereof to Beneficiary.

        (a) Trustor hereby assigns its interest in all insurance proceeds to Beneficiary and authorizes and directs any affected insurance company to make payment of such proceeds directly to Beneficiary. Trustor shall obtain Beneficiary's approval, which approval shall not be unreasonably withheld or delayed, prior to any settlement, adjustment or compromise of any claims for loss, damage or destruction under any policy or policies of insurance, and Beneficiary shall have the right to participate with Trustor in negotiation of any such settlement, adjustment or compromise. Beneficiary shall also have the right to appear with Trustor in any action against an insurer based on a claim for loss, damage or destruction under any policy or policies of insurance.

        (b) All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Subject Property or any part thereof (herein the "Proceeds") shall be paid over to the Beneficiary. In the event such loss or damage is less than Fifty Thousand Dollars ($50,000.00) the Proceeds will be paid to Trustor by Beneficiary and Trustor agrees to promptly thereafter repair and/or replace such damage or loss. In the event of a loss greater than Fifty Thousand Dollars ($50,000.00) ("Major Damage"), Beneficiary shall apply the Proceeds to the repair, replacement or restoration of the Subject Property in which event Beneficiary shall disburse the Proceeds in accordance with the procedures set forth in subparagraph (c) below. If there are any Proceeds in excess of the amount necessary to repay the Note and all other amounts secured hereby then such excess Proceeds shall be paid to Trustor.

        (c) Beneficiary shall disburse Proceeds to Trustor in connection with Major Damage, upon the satisfaction of the following conditions ("Disbursement Conditions"):


                (i) Proceeds have been deposited with the Beneficiary;

                (ii) Beneficiary shall have been furnished with a reasonable estimate of the cost of restoration accompanied by a certificate from a party acceptable to Beneficiary as to such costs and appropriate final plans and specifications for reconstruction of the improvements, if necessary, all of which shall be approved by Beneficiary;

                (iii) the improvements so restored or rebuilt shall be of substantially the same character and value as prior to the damage or destruction and appropriate for the purposes for which they were originally erected;

                (iv) Trustor shall have furnished Beneficiary with evidence satisfactory to Beneficiary that all improvements so restored and/or reconstructed and their use shall fully comply with all zoning, building and use laws, ordinances and regulations;

                (v) If the estimated cost of restoration exceeds the Proceeds available, Trustor shall have furnished a satisfactory bond of completion or deposited with Beneficiary such sums as may be necessary to pay such excess costs;

                (vi) Beneficiary shall have received notice within thirty (30) days after the fire or other hazard or of the condemnation proceedings specifying the date of such fire or other hazard or the date the notice of condemnation proceedings was received;

                (vii) Trustor shall not then be in default under the Note or this Deed of Trust,

then the Proceeds, less the actual costs, fees and expenses, if any, incurred in connection with adjustment of loss and Beneficiary's administrative expenses relating to the disbursement of the Proceeds shall be applied by Beneficiary to the payment of all the costs of the aforesaid restoration, repairs, replacement, rebuilding or alterations, (all of which are hereinafter collectively referred to as the "Restoration"), and shall be paid out by Beneficiary from time to time as such Restoration progresses upon the written request of Trustor accompanied by the following:

                A certificate of an architect licensed in the State of California acceptable to Beneficiary, dated not more than thirty
                (30) days prior to such request, setting forth the following:

                        (A) That the sum then requested either has been paid, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified or have paid for the same, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of said persons in respect thereof, that no part of such expenditures has been or is being made on the basis of any previous or then pending request for the withdrawal of Proceeds or has been made out of any of the Proceeds received by Trustor, and that the sum then requested does not exceed the value of the services and materials described in the certificate.

                        (B) That, except for the amount, if any, stated (pursuant to the foregoing subclause (A)) in such certificate to be due for services or materials, there is no outstanding indebtedness known to the person signing such certification, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with such restoration.

                        (C) That the costs, as estimated by the person signing such certificate, of the Restoration required to be done subsequent to the date of such certificate in order to complete and pay for the same, do not exceed the Proceeds, plus any amount or security approved by Beneficiary and deposited by Trustor to defray such costs and remaining in the hands of the Beneficiary after payment of the sum requested in such certificate.

                Upon compliance with the foregoing provisions, Beneficiary shall, out of Proceeds (and the amount of security approved by Beneficiary, if any, deposited by Trustor to defray the costs of the Restoration), pay or cause to be paid to Trustor or the persons named (pursuant to Subclause (A) above) in such certificate the respective amounts (subject to subparagraph (e) below) stated therein to have been paid by Trustor or to be due to them, as the case may be.

        (d) If the Proceeds at the time held by the Beneficiary, less the actual costs, fees and expenses, if any, incurred in connection with the adjustment of the loss and the Beneficiary's administrative expenses relating to such loss and the disbursement of the Proceeds, shall be, in Beneficiary's reasonable judgment insufficient to pay the entire cost of the Restoration, Trustor shall deposit with the Beneficiary any such deficiency prior to disbursement of any additional portion of the Proceeds.

        (e) No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of said Proceeds remaining in the hands of the Beneficiary shall be at least sufficient to pay for the cost of completion of the Restoration free and clear of liens.

        (f) Final payment shall be upon an architect's certificate of completion in accordance with the final plans and specifications and compliance with all zoning, building, subdivision and other governmental laws, ordinances, rules, and regulations, and the filing of a Notice of Completion and the receipt of Beneficiary of final lien releases for such work or the expiration of the period provided under California law for the filing of mechanic's and materialmen's liens. Beneficiary may at its option require an Endorsement to its title insurance policy insuring the continued priority of the lien of this Deed of Trust as to all sums advanced hereunder. The cost of such endorsement will be paid by Trustor.

        (g) In the event of a "Condemnation" (as defined below), upon completion of the Restoration in a good and workmanlike manner in accordance herewith, and provided that Beneficiary has received satisfactory evidence that the Restoration has been paid for in full and the Subject Property is free and clear of all liens related to or in connection with the Restoration, any balance of the Proceeds at the time held by the Beneficiary (after reimbursement to Beneficiary of all costs and expenses of the Beneficiary, including administrative expenses, in connection with recovery of the same and disbursement of such Proceeds for the Restoration), if any, shall be applied as follows: (i) to the extent that such balance of the Proceeds is equal to or less than the amount, if any, by which the value of the Subject Property prior to such damage or destruction exceeds the value of the Subject Property after such Restoration (for these purposes, the value of the Subject Property shall be determined by Beneficiary in its discretion), then the portion of the balance of the Proceeds equal to such excess amount shall be applied to the payment or prepayment of the principal balance of the indebtedness outstanding under the Note in such order as Beneficiary may determine, and any amounts so applied shall reduce the indebtedness secured hereby pro tanto; and (ii) to the extent that the balance of the Proceeds exceeds such excess amount, such excess portion of the balance of the Proceeds shall, at Beneficiary's option, be applied so as to reduce the indebtedness secured hereby or be paid to Trustor.

        (h) Subject to Beneficiary releasing all available proceeds in accordance with the provisions of this Deed of Trust, nothing herein contained shall be deemed to excuse Trustor from repairing or maintaining the Subject Property as provided herein or restoring all damage or destruction to the Subject Property, regardless of whether or not there are insurance proceeds available or whether any such proceeds are sufficient in amount, and the application or release by the Beneficiary of any insurance proceeds shall not cure or waive any Event of Default, as hereinafter defined, or notice of default under this Deed of Trust or invalidate any other act done by Beneficiary to exercise its remedies hereunder.


        5.08 Condemnation. Should all or any part of the Subject Property or any interest therein be taken or damaged by reason of any public improvement, by the exercise of the power of eminent domain (whether by legal proceedings or otherwise) by any person or entity having the legal power to do so, by a voluntary sale or transfer either under threat of condemnation or while legal proceedings for condemnation are pending, by inverse condemnation, or in any other similar manner (collectively a "Condemnation"), or should Trustor receive any notice or other information regarding a Condemnation (whether threatened or pending), Trustor shall give prompt written notice thereof to Beneficiary. In the event of a Condemnation:

        (a) Beneficiary shall be entitled to, and is hereby assigned, all compensation, awards, damages, proceeds, or other payments or relief resulting therefrom (the "Condemnation Proceeds") to the extent of the principal balance of the indebtedness secured hereby together with any unpaid accrued interest thereon and other amounts due under the Note or this Deed of Trust. Beneficiary shall also be entitled at its option to appear in, and prosecute in its own name any Condemnation action or proceedings, and to make any reasonable compromise or settlement thereof taking into account Trustor's interest in the Subject Property. Trustor agrees to execute such further assignments of the Condemnation Proceeds as Beneficiary or Trustee may require. Whether or not Beneficiary appears in or prosecutes in its own name any such action or proceeding, Trustor shall be responsible for representing, at its sole cost, its own interest therein. Trustor hereby specifically, unconditionally, and irrevocably waives all rights of a property owner under the provisions of Section 1265.225(a) of the California Code of Civil Procedure or any successor statute, providing for the allocation of Condemnation Proceeds between a property owner and a lienholder.

        (b) Beneficiary shall have the option to apply all such Condemnation Proceeds, after deducting therefrom all costs and expenses incurred by it in connection with obtaining such Condemnation Proceeds, in the same manner and with the same effect provided for in paragraph 5.07 regarding the disposition of insurance proceeds. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.


        5.09 Hazardous Materials Compliance, Notices, Inspections and Indemnification. Trustor shall, and Trustor shall cause all tenants, employees, agents, contractors and subcontractors of Trustor and any other persons present on or occupying the Subject Property to, keep and maintain the Subject Property, including the soil and ground water thereof, in compliance with, and not cause or permit the Subject Property, including the soil and ground water thereof, to be in violation of any federal, state or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions thereon (including but not limited to any "Hazardous Materials Laws" as hereinafter defined). Except in compliance with all applicable Hazardous Materials Laws, neither Trustor nor employees, agents, contractors and subcontractors of Trustor or any other persons occupying or present (including tenants) on the Subject Property shall use, generate, manufacture, store or dispose of on, under or about the Subject Property or transport to or from the Subject Property any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any Hazardous Materials Laws (collectively referred to hereinafter as "Hazardous Materials"), except for ordinary and customary materials used in the normal course of construction, maintenance or use of the Property, so long a such materials are used and/or stored in compliance with Hazardous Materials Laws.

        Trustor shall immediately advise Beneficiary in writing of: (i) any notices (whether such notices are received from the Environmental Protection Agency, the Occupational Safety and Health Agency, the Department of Health Services, the State Water Quality Control Board, the Department of Sanitation, the Department of Public Works or any other federal, state or local governmental agency or regional office thereof) of violation or potential violation which are received by Trustor of any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Materials including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Hazardous Substances Account Act, the Hazardous Substances Act, the Occupational Health and Safety Act, the Porter-Cologne Water Quality Control Act, the Solid Waste Management Act of 1980, the Toxic Pit Cleanup Act, the Underground Tank Act of 1984, and the California Water Quality Improvement Act (collectively, "Hazardous Materials Laws"); (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Hazardous Materials Laws; (iii) all claims made or threatened in writing by any third party against Trustor or the Subject Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as "Hazardous Materials Claims"); and (iv) Trustor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Subject Property that could cause the Subject Property or any part thereof to be classified as "border-zone property" under the provisions of California Health and Safety Code, Sections 25220 et seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Subject Property under any Hazardous Materials Laws.

        Trustor shall be solely responsible for, and shall indemnify and hold harmless Beneficiary, its directors, officers, employees, agents, successors and assigns from and against, any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence (whether prior to or during the term of the loan secured by this Deed Trust) of Hazardous Materials on, under or about the Property (whether by Borrower or a predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title or any third persons at any time occupying or present, including tenants, on the Subject Property), including, without limitation: (a) all foreseeable and unforeseeable consequential damage, including third party claims; (b) the costs of any required or necessary repair, cleanup or detoxification of the Subject Property, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damages to any natural resources; and (d) all reasonable costs and expenses incurred by Beneficiary in connection with clauses
(a), (b) and (c), including but not limited to reasonable attorneys' and consultants' fees.

        Any costs or expenses incurred by Beneficiary for which Trustor is responsible or for which Trustor has indemnified Beneficiary shall be paid to Beneficiary on demand, and failing prompt reimbursement, shall be added to the indebtedness secured by this Deed of Trust and earn interest at the Default Rate set forth in the Note until paid in full.

        Trustor shall take any and all remedial action necessary in response to the presence of any Hazardous Materials on, under, or about the Subject Property, provided that in such event Trustor shall notify Beneficiary as soon as practicable of any action so taken.

        If Beneficiary has reasonable cause (based on written notice) to believe that a release, or the threat of a release, of any Hazardous Materials exists or if an Event of Default has occurred and remains uncured, then upon Beneficiary's request, Trustor shall retain, at Trustor's sole cost and expense, a licensed geologist, industrial hygienist or an environmental consultant (referred to hereinafter as the "Consultant") acceptable to Beneficiary to conduct a baseline investigation of the Property for the presence of Hazardous Materials ("Environmental Audit"). The Environmental Audit shall be performed in a manner reasonably calculated to discover the presence of Hazardous Materials contamination; provided, however, such investigation shall be of a scope and intensity no greater than a baseline investigation conducted in accordance with the general standards of persons providing such services taking into consideration the known uses of the Subject Property and property in the vicinity of the Subject Property and any factors unique to the Subject Property. The Consultant shall concurrently deliver the results of its investigation in writing directly to Trustor and Beneficiary without prior consultation with either party unless conducted in the presence of the other party. Such results shall be kept confidential by both Trustor and Beneficiary unless legally compelled or required to disclose such results or disclosure is reasonably required in order to pursue rights or remedies provided herein or at law.

        If Trustor fails to pay for or obtain an Environmental Audit as provided for herein, Beneficiary may, but shall not be obligated to, obtain the Environmental Audit, and either demand reimbursement from Trustor or add the cost thereof to the indebtedness secured by this Deed of Trust, in which case interest shall accrue on such sum at the Default Rate from the date of demand.

        Trustor covenants to reasonably cooperate with the Consultant and to allow entry and reasonable access to all portions of the Subject Property for the purpose of Consultant's investigation. Trustor covenants to comply, at its sole cost and expense, with all recommendations contained in the Environmental Audit, including any recommendation for additional testing and studies to detect the presence of Hazardous Materials, if Beneficiary requires the implementation of the same.

        5.10 Liens and Encumbrances. Trustor shall pay or cause to be paid at or prior to maturity, all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber the Subject Property or any part thereof, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, improvement of or construction upon the Subject Property. Beneficiary hereby expressly reserves the right to advance any and all funds necessary to cure any and all such obligations and/or claims after providing written notice to Trustor and a five (5) day opportunity to cure.

        5.11 Maintenance and Preservation of the Subject Property. Trustor covenants (i) to keep the Subject Property in good condition and repair; (ii) not to remove or demolish the Subject Property or any part thereof; (iii) to complete or restore promptly and in good and workmanlike manner the Subject Property or any part thereof which may be damaged or destroyed; (iv) to comply with and not suffer violations of (a) all laws, ordinances, regulations, standards, and (b) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character, and (c) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Subject Property and pertain to acts committed or conditions existing thereon, including, but without limitation, such work or alteration, improvement or demolition as such laws, covenants or requirements mandate; (v) not to commit or permit waste thereof; (vi) to do all other acts which from the character or use of the Subject Property may be reasonably necessary to maintain it in the condition (reasonable wear and tear excepted) as of the date of this Deed of Trust; (vii) to perform all obligations required to be performed by Trustor pertaining to the Subject Property, including, but not limited to, any and all leases or subleases of which Trustor is or shall be the lessor or sublessor (and in the event of default, all right, title and interest of Trustor under any such leases or subleases and any and all other agreements affecting the Subject Property in which Trustor shall have an interest shall be and hereby are automatically assigned to Beneficiary hereunder, together with any deposits made in connection therewith); (viii) not to create any deed of trust or encumbrance upon the Subject Property subsequent hereto; and (ix) to execute, and where appropriate acknowledge, and deliver such further instruments as Beneficiary or Trustee deems necessary or appropriate to preserve, continue, perfect and enjoy the security provided for herein, including, but without limitation, assignments of Trustor's interest in leases or subleases of the Subject Property.

        5.12 Defense and Notice of Actions. Trustor shall, without liability, cost or expense to Beneficiary or Trustee, protect, preserve and defend Trustor's fee interest in and to the Subject Property, the security hereof or the rights or powers of Beneficiary or Trustee hereunder. Said protection, preservation and defense shall include protection, preservation and defense against all adverse claimants to Trustor's interest in the Subject Property whether or not such claimants or encumbrances assert title paramount to that of Trustor or claim their interest on the basis of events or conditions arising subsequent to the date hereof. Trustor shall give Beneficiary and Trustee prompt notice in writing of the filing of any such action or proceeding.

        5.13 Collection of Rents, Issues and Profits. Beneficiary confers upon Trustor a license to collect and retain the rents, issues and profits of the Subject Property as they become due and payable, subject, however, to the right of Beneficiary upon default hereunder to revoke said authority at any time in its sole discretion and without notice to Trustor. Beneficiary may revoke said authority and collect and retain the rents, issues and profits of the Subject Property assigned herein to Beneficiary upon the occurrence of an Event of Default hereunder or under any of the obligations secured hereby, and without taking possession of all or any part of the Subject Property, and without prejudice to or limitation upon any of its additional rights and remedies granted pursuant hereto or pursuant to the Note or this Deed of Trust.

        5.14 Right of Inspection. Subject to the rights of tenants under their respective leases, Beneficiary, its agents or employees, may enter the Subject Property at any reasonable time for the purpose of inspecting the Subject Property and ascertaining Trustor's compliance with the terms hereof.

        5.15 Acceptance of Trust, Notice of Indemnification. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, becomes a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless Trustee brings such action. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of such act is requested in writing and Trustee is reasonably indemnified against loss, cost, liability and expense.

        5.16 Powers of Trustee. From time to time upon written request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of the obligation secured hereby, Trustee may, without liability therefor and without notice (i) reconvey all or any part of the Subject Property; (ii) consent to the making of any map or plat thereof; (iii) join in granting any easement thereon; (iv) join in any declaration of covenants and restrictions; or (v) join in any extension agreement or any agreement subordinating the lien or charge hereof. Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding unless held or commenced and maintained by Trustee under this Deed of Trust. Trustor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the administration of the trusts created hereunder, including reasonable attorneys' fees. Trustor hereby agrees to indemnify Trustee and Beneficiary against all losses, claims, demands and liability which either may incur, suffer or sustain in the execution of the trust or trusts created hereunder or in the performance of any act required or permitted hereunder or by law.

        5.17 Substitution of Trustees. From time to time, by a writing signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Subject Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall refer to this Deed of Trust and set forth the date, book and page of its recordation. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this paragraph shall be conclusive proof of the proper substitution of such new trustee.

        5.18 Acceleration Upon Sale or Encumbrance. That the financial stability and managerial and operational ability of Trustor are a substantial and material consideration to Beneficiary in its agreement to enter into the transaction evidenced by this Deed of Trust and the Note is hereby acknowledged by Trustor and Beneficiary. That the transfer or further encumbrance of the Subject Property, could significantly and materially alter, impair and reduce Beneficiary's security for the Note is likewise acknowledged by Trustor and Beneficiary. In order, therefore, to induce Beneficiary to accept the Note, except with respect to a transfer which is included in items (i) and (ii) of the definition of "Authorized Transfer," in Section 3.7 of the Participation Agreement (a "Permitted Transfer"), Trustor agrees not to transfer or further encumber the Subject Property, or any portion thereof, or any interest therein, without the prior written consent of Beneficiary. In the event Trustor, or any successor in interest of Trustor, shall transfer or further encumber the Subject Property or any portion thereof, or any interest therein, other than by a Permitted Transfer, without first obtaining the written consent of Beneficiary, all indebtedness secured by this Deed of Trust, including without limitation the unpaid principal balance due on the Note, irrespective of the maturity date of the Note, shall, at the option of Beneficiary and without notice or demand, become immediately due and payable. As used herein, "transfer" includes the sale, option to sell, transfer or conveyance of the Subject Property, or any portion thereof, or any interest therein, or the transfer of any general partnership interests, membership interests or shares of stock (as applicable) in Trustor, whether voluntary, involuntary (except by eminent domain or upon death or mental incapacity), by operation of law or otherwise, except that the transfer of outstanding capital stock or other listed equity interests by persons or parties through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Subject Property has been transferred.

        5.19 Intentionally Left Blank.

        5.20 Reconveyance. Upon Beneficiary's written request, and upon surrender to Trustee for cancellation of this Deed of Trust and any note, instrument or instruments setting forth all obligations secured hereby, Trustee shall reconvey, without warranty, the Subject Property or that portion thereof then held hereunder. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as "the person or persons legally entitled thereto." Neither Beneficiary nor Trustee shall have any duty to determine the right of persons claiming to be rightful grantees of any reconveyance. When the Subject Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Subject Property to the person or persons legally entitled thereto, unless such reconveyance expressly provides to the contrary.

                                       VI.

                               DEFAULT PROVISIONS

        The following shall constitute events of default ("Events of Default") hereunder:

        6.01 Payment. Failure of Trustor to make any payment required under this Deed of Trust or the Note when and as it becomes due and payable.

        6.02 Breach of General Covenants. A default by Trustor in the due, prompt and complete observance and performance of each and every material obligation, covenant and agreement in the Note or in this Deed of Trust, other than a default specified in paragraph 6.01 above and the continuation of the default for a period of thirty (30) days after Trustor's receipt of written notice by Beneficiary describing the defect in reasonable detail and demanding its cure, however, if the default is of a type which, for reasons other than reasons within the reasonable control of Trustor, is not susceptible of cure within such thirty (30) day period, but is susceptible of cure within a reasonable period of time, then no Event of Default shall occur under this paragraph unless Trustor shall fail to commence to cure such default within thirty (30) day period or shall fail to diligently pursue the cure of such default to completion within a reasonable period of time thereafter.

        6.03 Intentionally Omitted.

        6.04 Appointment of Receiver. The appointment, pursuant to an order of a court of competent jurisdiction, of a trustee, receiver or liquidator of the Subject Property or any part thereof, or of Trustor, unless such appointment is discharged within ninety (90) days after the date of filing thereof.

        6.05 Bankruptcy Filing By Trustor. The filing by Trustor of a petition in bankruptcy or for an arrangement or for reorganization pursuant to the Federal Bankruptcy Code or any similar law, federal or state, or the adjudication of Trustor as a bankrupt or as insolvent by a decree of a court of competent jurisdiction, or the making of an assignment for the benefit of creditors, or the admission by Trustor in writing of its inability to pay its debts generally as they become due, or the giving of consent by Trustor to the appointment of a receiver or receivers of all or any part of its property, unless such bankruptcy filing is discharged within ninety (90) days after the date of filing thereof.

        6.06 Bankruptcy Filing by Creditors. The filing by any of the creditors of Trustor or the reorganization of Trustor pursuant to the Federal Bankruptcy Code or any similar law, federal or state and the same is not discharged within ninety (90) days after the date of filing thereof.

        6.07 Intentionally Omitted.

        6.08 Intentionally Omitted.



        6.09 Rights and Remedies. At any time after the occurrence of an Event of Default hereunder, Beneficiary and/or Trustee shall have the following rights and remedies, all of which are in addition to any rights and remedies available to Beneficiary under the Note or this Deed of Trust:

        (a) With or without notice, to declare all obligations secured hereby immediately due and payable;

        (b) With or without notice, and without releasing Trustor from any obligation hereunder, to cure any default of Trustor and, in connection therewith, to enter upon the Subject Property and to do such acts and things as Beneficiary or Trustee deem necessary or desirable to protect the security hereof, including, but without limitation, to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of either Beneficiary or Trustee is prior or superior hereto, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; to pay any premiums or charges with respect to insurance required to be carried hereunder; and to employ counsel, accountants, contractors and other appropriate persons to assist them;

        (c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

        (d) To enter upon, possess, manage and operate the Subject Property or any part thereof; to make, terminate, enforce or modify leases of the Subject Property upon such terms and conditions as Beneficiary deems proper; to make repairs, alterations and improvements to the Subject Property necessary, in Trustee's or Beneficiary's judgment, to protect or enhance the security hereof. All sums realized by Beneficiary under this subparagraph, less all costs and expenses incurred by it under this subparagraph, including reasonable attorneys' fees, and less such sums as Beneficiary deems appropriate as a reserve to meet future expenses under this subparagraph, shall be applied on any indebtedness secured hereby in such order as Beneficiary shall determine. Neither application of said sums to said indebtedness nor any other action taken by Beneficiary under this subparagraph shall cure or waive any default or notice of default hereunder or nullify the effect of any such notice of default. Beneficiary or Trustee, or any employee or agents of Beneficiary or Trustee, or a receiver appointed by a court may take any action or proceeding authorized hereunder or by law without regard to
        (i) the adequacy of the security for the indebtedness secured hereunder,
        (ii) the existence of a declaration that the indebtedness secured hereby has been declared immediately due and payable, or (iii) the filing of a notice of default;

        (e) To execute a written notice of such default and of its election to cause the Subject Property to be sold to satisfy the obligations secured hereby. Trustee shall give and record such notice as the law then requires as a condition precedent to a Trustee's sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as otherwise required by law, shall sell the Subject Property at the time and place of sale fixed by it in the notice of sale, either as a whole or in separate parcels and in such order as it or Beneficiary may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale (the obligations hereby secured being the equivalent of cash for purposes of said sale). Trustor shall have no right to direct the order in which the Subject Property is sold. Trustee may if so instructed by Beneficiary postpone sale of all or any portion of the Subject Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at such time fixed by the preceding postponement. Trustee shall deliver to the purchaser at such sale a deed conveying the Subject Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Trustor or Beneficiary, but not Trustee, may purchase at such sale.

        After deducting all costs, fees and expenses of Trustee and of this trust, including cost of evidence of title and reasonable attorneys' fees in connection with the sale, Trustee shall apply the proceeds of sale to payment of (i) all sums so expended under the terms hereof not then repaid, with accrued interest at the Default Rate; (ii) the payment of all other sums then secured hereby in such order as Beneficiary may direct; and (iii) the remainder, if any, to the person or persons legally entitled thereto;

        (f) To resort to and realize upon or waive the security hereunder and any other security now or hereafter held by Beneficiary in such order and manner as Trustee and Beneficiary or either of them may, in their sole discretion determine; resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both;

        (g) With respect to all or any part of the encumbered Property that constitutes personalty, Beneficiary shall also have all of the rights and remedies of a secured party under the Commercial Code in effect in the State of California; and

        (h) If this Deed of Trust is foreclosed by judicial action, Beneficiary will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the obligations secured by this Deed of Trust exceeds the net sale proceeds payable to Beneficiary. Such judgment will be enforceable against Trustor.

        6.10 Receiver. In addition to the foregoing rights and remedies, Beneficiary shall upon the occurrence of an Event of Default be entitled to the appointment of a receiver as a matter of right without regard to whether the apparent value of the Subject Property exceeds the amount of the secured indebtedness, and any receiver appointed may serve without bond.

        6.11 Payment of Costs, Expenses and Attorneys' Fees. All costs and expenses incurred by Trustee and Beneficiary pursuant to subparagraphs (a) through (h), inclusive, of Paragraph 6.09 and Paragraph 6.10 (including, but without limitation, court costs and attorneys' fees, whether incurred in litigation or not) shall be payable by Trustor and shall bear interest at a rate per annum equal to the Default Rate from the date of expenditure until said sums have been paid. Beneficiary shall be entitled to bid, at the sale of the Subject Property held pursuant to Paragraph 6.09 above, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash.

        6.12 Remedies Cumulative. All rights and remedies of Beneficiary and Trustee hereunder are cumulative and in addition to all rights and remedies provided by law.

        6.13 Releases, Extensions, Modification and Additional Security. Beneficiary may, without affecting the liability of any person for payment of any indebtedness secured hereby, make any agreement or take any action extending the maturity or otherwise altering the terms or increasing the amount of any indebtedness secured hereby, and accept additional security or release all or a portion of the Subject Property and/or other security held to secure the indebtedness secured hereby.

        6.14 Failure of Trustor to Comply With Deed of Trust. Should Trustor fail to make any payment or do any act required by this Deed of Trust, or should there be any action or proceeding (including, without limitation, any judicial or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Subject Property, this Deed of Trust, Beneficiary's security for the performance of Trustor's obligations under the Note, or the rights or powers of Beneficiary or Trustee under the Note or this Deed of Trust, Beneficiary or Trustee may (but are not obligated to):
(a) make any such payment or do any such act in such manner and to such extent as either deems necessary to preserve or protect the Subject Property, this Deed of Trust, or Beneficiary's security for the performance of Trustor's obligations under the Note, Beneficiary being authorized to enter upon the Subject Property for any such purpose; and (b) in exercising any such power, pay necessary expenses, employ attorneys and pay reasonable attorneys' fees incurred in connection with the exercise of such power without notice to or demand upon Trustor and without releasing Trustor from any obligation under this Deed of Trust.

                                      VII.

                            MISCELLANEOUS PROVISIONS

        7.01 Non-Waiver. By accepting payment of any sum secured hereby after its due date or late performance of any obligation secured hereby, Beneficiary shall not waive its right against any person obligated directly or indirectly hereunder or on any obligation hereby secured or to declare default for failure to make such prompt payment. No exercise of any right or remedy by Beneficiary or Trustee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law.

        7.02 Execution of Documents. Trustor agrees, upon demand by Beneficiary or Trustee, to execute any and all documents and instruments required to effectuate the provisions hereof.

        7.03 Statements of Conditions. From time to time as required by law, Beneficiary shall furnish to Trustor such statement as may be required concerning the condition of the obligations secured hereby. Beneficiary shall be entitled to the payment of a fee, not to exceed the maximum fee allowed by law, for any such statement.

        7.04 Obligations of Trustor, Joint and Several. If more than one person has executed this Deed of Trust as Trustor, the obligations of all such persons hereunder shall be joint and several.

        7.05 Beneficiary Defined. The word "Beneficiary" hereunder means the beneficiary named herein or any future owner or holder, including pledgee, of any note, notes or instrument secured hereby.

        7.06 Rules of Construction. When the identity of the parties hereto or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. Specific enumeration of rights, power and remedies of Trustee and Beneficiary and of acts which they may do and of acts Trustor must do and acts Trustor must not do shall not exclude or limit the general. The headings of each paragraph are for information and convenience and do not limit or construe the contents of any provision hereof.

        7.07 Severability. If any term of this Deed of Trust, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this

Deed of Trust, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.

        7.08 Successors in Interest. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

        7.09 Modification and Extensions. References to the Note or this Deed of Trust in this document shall be deemed to include all modifications, extensions and renewals thereof. No such modification, extension or renewal shall be valid or binding unless in writing and executed by both Trustor and Beneficiary.

        7.10 Interpretation. The provisions of this Deed of Trust shall be governed by and construed in accordance with the laws of the state in which the Subject Property is located, except to the extent that Federal laws preempt the laws of such state.

        7.11 Notices. All written notices expressly provided hereunder to be given by Beneficiary to Trustor and all notices and demands of any kind or nature whatsoever which Trustor may be required or may desire to give to or serve on Beneficiary shall be in writing and shall be served by personal delivery or registered mail, return receipt requested at the address set forth on the cover page hereof or in Paragraph 7.13, below.

        7.12 Mailing of Notices of Default. Pursuant to California Government Code Section 27321.5(b), Trustor hereby requests that a copy of any Notice of Default as may be required by law be mailed to it at its address herein contained.

        7.13 Addresses for Notices to Beneficiary.

               c/o  EOP Operating Limited Partnership
               2 North Riverside Plaza
               Suite 2100
               Chicago, IL 60606-2703
               Attention:  Mr. Robert Winter

               with copies, at the same address, to
               Chief Legal Counsel

               and with additional copies to:

               Allen Matkins Leck Gamble & Mallory LLP
               1901 Avenue of the Stars, Suite 1800
               Los Angeles, California 90067
               Attention:  Anton N. Natsis, Esq.

        IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.


                                    "TRUSTOR"


                                    INKTOMI CORPORATION,
                                    a Delaware corporation


                                    By:    /s/  Randy Gottfried
                                       -----------------------------------------
                                    Its:   Chief Financial Officer
                                        ----------------------------------------

                                EXHIBIT "A"

                            (Legal Description)


            Real property in the City of Foster City, County of San Mateo, State of California, described as follows:

            PARCEL ONE:

            Parcel I as created by that certain Lot Line Adjustment No. RS-98-002, recorded October 19, 1998 as Document No. 98169031, Official Records, and further described as follows:

            COMMENCING at a point on the Northwesterly line of State Highway Route 92 (200 feet wide) being the Southwesterly corner of parcel designated "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967, in Book 5306 of Official Records at page 220, Records of San Mateo County; thence along said Northwesterly line, North 42 degrees 11' 46" East, 1024.01 feet to the true point of beginning;

            Thence North 47 degrees 48' 14" West, 47.50 feet;

            Thence North 42 degrees 11' 46" East, 55.87 feet;

            Thence North 19 degrees 14' 15" West, 225.61 feet to a point on a non-tangent curve having a radius of 671.00 feet, from which point a radial line bears North 10 degrees 21' 52" West;

            Thence Northeasterly, along said curve to the left through a central angle of 8 degrees 52' 23", an arc distance of
            103.91 feet;

            Thence radial to last said curve, North 19 degrees 14' 15", West 353.53 feet to a point on the Northerly line of Parcel 2 of Parcel Map No. 39-80, filed for recorded in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County;

            Thence along said Northerly line the following seven (7) courses:

            1. North 66 degrees 27' 38" East, 74.77 feet;
            2. North 62 degrees 34' 48" East, 130.91 feet;
            3. North 53 degrees 22' 49" East, 50.09 feet;
            4. North 47 degrees 11' 51" East, 125.14 feet;
            5. North 32 degrees 12' 03" East, 26.25 feet;
            6. North 44 degrees 54' 58" East, 50.19 feet; and
            7. North 55 degrees 44' 31" East, 9.79 feet;

            Thence leaving said Northerly line, South 25 degrees 09' 20" East 136.05 feet;

            Thence North 64 degrees 50' 40" East, 22.71 feet;

            Thence North 42 degrees 27' 02" East, 270.86 feet;



                                   EXHIBIT "A"

            Thence North 04 degrees 11' 44" East, 52.00 feet to a point on the Northerly line of said Parcel 2 of Parcel Map No. 39-80;

            Thence along said Northerly line the following four (4) courses:

            1. South 64 degrees 21' 32" East, 27.73 feet;
            2. South 85 degrees 48' 16" East, 129.85 feet;
            3. North 61 degrees 26' 03" East 51.24 feet; and
            4. North 68 degrees 58' 30" East, 127.02 feet to the most Easterly corner of said Parcel 2 and a point in said
            Northwesterly line of State Highway Route 92;

            Thence Southwesterly along said Northwesterly line and the Southeasterly line of said Parcel 2 the following three
            (3) courses:

            1. South 42 degrees 27' 02" West, 897.25 feet;
            2. South 12 degrees 32' 05" West, 202.07 feet; and
            3. South 42 degrees 11' 16" West, 327.25 feet to the
            True Point of Beginning.

            PARCEL TWO:

            Parcel II as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No. 98169031, Official Records of San Mateo County and further described as follows:

            COMMENCING at a point in the Northwesterly right of way line of State Highway Route 92 (200 feet wide) being also the most Easterly corner of Parcel 2 of Parcel Map No. 39-80, filed for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County; thence Westerly along the Northerly line of said Parcel 2, the following four courses:

            South 68 degrees 58' 30" West, 127.02 feet; South 61 degrees 26' 03" 51.24 feet; North 85 degrees 48' 16" West
            129.85 feet; and North 64 degrees 21' 32" West 27.73 feet to the True Point of Beginning; thence South 04 degrees 11' 44" West 52.00 feet; thence South 42 degrees 27' 02" West 270.86 feet; thence South 64 degrees 50' 40" West
            22.71 feet; thence North 25 degrees 09' 20" West 136.05 feet, to the Northerly line of Parcel 2 of Parcel Map No. 39-80; thence along said Northerly line North 55 degrees 44' 31" East 242.00 feet and North 88 degrees 14' 15" East
            65.03 feet to the True Point of Beginning.

            PARCEL THREE:

            Parcel III as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No. 98169031, Official Records of San Mateo County and further described as follows:



                                   EXHIBIT "A"

            BEGINNING at a point in the Southerly line of East Third Avenue (80 feet wide), being also the Northeasterly corner of Parcel 1 of Parcel Map No. 39-80, file for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County;

            Thence along said Southerly line, North 70 degrees 45' 45" East, 5.97 feet to a point on a non-tangent curve, from which point a radial line bears North 46 degrees 20' 02" East;

            Thence Easterly, Northerly and Westerly along the right of way line of East Third Avenue, along said non-tangent curve to the left, having a radius of 44.50 feet, through a central angle of 264 degrees 20' 35", an arc distance of
            205.31 feet to a point of reverse curvature;

            Thence Westerly, along a reverse curve to the right, having a radius of 49.50 feet, through a central angle 18 degrees 46' 18", an arc distance of 16.22 feet;

            Thence, tangent to last said curve, South 70 degrees 45' 45" West 16.24 feet to a point on the Northerly extension of the Easterly line of said Parcel 1 of Parcel Map No. 39-80;

            Thence along said extension, North 19 degrees 14' 15"
            West, 22.10 feet to the intersection of the Northerly line of Third Avenue with said extension of said Easterly line;

            Thence along said Northerly line, South 70 degrees 45' 45" West, 1,017.61 feet, to the most Westerly corner of said Parcel 2 of said Parcel Map No. 39-80;

            Thence along the Northerly line of said Parcel 2, the following thirteen (13) courses:

            1. North 49 degrees 55' 43" East, 12.25 feet;
            2. North 61 degrees 13' 12" East, 271.98 feet;
            3. North 65 degrees 58' 42" East, 49.80 feet;
            4. South 86 degrees 22' 18" East, 41.20 feet;
            5. North 55 degrees 34' 52" East, 64.36 feet;
            6. North 67 degrees 59' 17" East, 50.00 feet;
            7. North 59 degrees 27' 28" East, 101.12 feet;
            8. North 68 degrees 22' 12" East, 300.01 feet;
            9. North 67 degrees 59' 17" East, 50.00 feet;
            10. North 73 degrees 41' 53" East, 50.25 feet;
            11. North 69 degrees 08' 02" East, 450.09 feet;
            12. North 60 degrees 01' 10" East, 50.49 feet; and
            13. North 66 degrees 27' 38" East, 0.26 feet;

            Thence leaving said Northerly line of Parcel 2, along a radial line South 19 degrees 14' 15" East 353.53 feet to a point on a radial curve having a radius of 671.00 feet;

            Thence Westerly along said curve, through a central angle of 8 degrees



                                   EXHIBIT "A"

            52' 23", an arc distance of 103.91 feet to a point on said curve from which point a radial line bears North 10 degrees 21' 52" West;

            Thence South 19 degrees 14' 15" East, 225.61 feet;

            Thence South 42 degrees 11' 46" West, 55.87 feet;

            Thence South 47 degrees 48' 14" East 47.50 feet to a point in the Northwesterly line of State Highway Route 92 (200 feet wide);

            Thence along said Northwesterly line South 42 degrees 11' 46" West, 1024.01 feet to the most Southwesterly corner of said parcel of land designated, "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967 in Book 5306 of Official at page 220, Records of San Mateo County, being also a point in the Southeasterly line of Parcel 1 of Parcel Map No. 44-81, filed for record in Volume 52 of Parcel Maps at pages 47 and 48, Records of San Mateo County;

            Thence along said Southeasterly line, North 39 degrees 54' 19" East, 662.49 feet to the Southeasterly corner of Parcel 1 of Parcel Map No. 46-82, filed for record in Volume 53 of Parcel Maps at pages 8 and 9, Records of San Mateo County;

            Thence along the Easterly line of said Parcel 1 of Parcel Map No. 46-82, North 19 degrees 14' 15" West, 598.13 feet to the Point of Beginning.

            PARCEL FOUR:

            A non-exclusive perpetual easement for the purposes of construction, placing, installing, using, maintaining, operating, reconstructing, replacing, repairing, renewing and removing an

            (A) underground eight (8) inch sanitary sewer line, together with any and all improvements appurtenant to such sewer line and/or any other improvements required or necessary, to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said sewer line and its appurtenances, and

            (B) an underground thirty-six (36) inch storm drain line, together with any and all improvements appurtenant to such storm drain line and/or any other improvements required or necessary to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said storm drain line and its appurtenances, in, through, over, along, across and under the "Easement Area", more particularly described as follows:

            A strip of land, 15 feet in width, situate in Foster City, County of San Mateo, State of California, being a portion of Parcel 1, as said Parcel is shown on Parcel Map No. 46-82, filed for record November 30, 1982 in Book 53 of Parcel Maps at pages 8 and 9,



                                   EXHIBIT "A"

            San Mateo County Records, the Southwesterly line of said strip being described as follows:

            BEGINNING at the Southwesterly corner of said Parcel 1, said corner being on the Northeasterly line of Lincoln Centre Drive (60' wide) as shown on said map;

            Thence along the Southerly line of said Parcel 1, and the Northeasterly prolongation thereof, North 73 degrees 11' 08" East, 530.47 feet to the Northwesterly line of said Parcel 1 and the terminus of said strip.

            The Northwesterly line of said strip shall be lengthened or shortened to begin on the Southwesterly line of said Parcel 1 and terminate on said Northeasterly line of said Parcel I.

            The above easement is appurtenant to Parcels I and II above and was created by that certain Easement Agreement recorded July 15, 1998 as Document No. 98111669, Official Records.


            APN: 094-532-060, -300, -320 & -340



                                   EXHIBIT "A"

STATE OF       California           )
         ---------------------------
                                    )  ss.
COUNTY OF         San Mateo         )
         ---------------------------


        On September 5, 2002, before me, Yvonne Marjorie Brazil, a Notary Public in and for said state, personally appeared Randy Gottfried, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.


                                            /s/  Yvonne Majorie Brazil
                                         ---------------------------------------
                                            Notary Public in and for said State

                                    EXHIBIT D


                            PERMITTED TITLE EXCEPTIONS